CONSENT

This Consent (this **"Agreement"**) is dated as of October 5, 2011 (the **"Effective Date"**), among Catasys, Inc., a Delaware corporation (the **"Company"**), Socius Capital Group, LLC, a Delaware limited liability company (the **"Investor"**), and David E. Smith (the **"New Lender"**).

WHEREAS, the Investor is the Holder of a Company issued Secured Convertible Promissory Note in the amount of $650,000 dated August 17, 2011 (the **"Original Note"**), which provides for a first priority security interest in all of the assets of the Company (the "**Collateral**");

WHEREAS, the Company wishes to issue to the New Lender a Secured Convertible Promissory Note in the amount of $680,000 (**"Additional Note"** and, together with the Original Note, the "**Notes**") and provide the New Lender with a security interest in all of the assets of the Company on a pari passu basis with the Investor;

WHEREAS, the Investor wishes to consent to the Company's issuance of such Additional Note in the amount of $680,000 to the New Lender.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Unless otherwise stated in this Agreement defined terms shall have the meaning set forth in the Original Note.

2. Consent.

   a. The Investor hereby consents to the Company issuing the Additional Note and related agreements.

   b. The Investor hereby consents to the holder of the Additional Note having the same first priority security interest as the Investor in all of the Company's assets (as defined in Section 8 of the Original Note) on a pari passu basis with Investor.

   c. The Investor hereby further consents and agrees that at any time and from time to time the Investor will execute and deliver all further instruments and documents that the Company or the Additional Noteholder may request in order to perfect and protect the security interest granted to the Additional Noteholder or to enable the Additional Noteholder to exercise and enforce its rights and remedies with respect to the Collateral.

   d. It is the intent of the parties hereto that all recoveries with respect to the security interests granted under either Note (including as a result of any foreclosure of any Collateral) be for the ratable benefit (in proportion to the respective original principal amounts under the Notes (i.e., 48.87% to the Investor and 51.13% to the New Lender)) of both the Investor and the New Lender. Each party hereto shall take such

actions as may be reasonably requested by any other party hereto (including by transferring any excess recovery to the appropriate other party hereto) to carry out the intent of this Section 2(c).

e. The Company shall not take any action that disproportionately favors the Original Note over the Additional Note or disproportionately impacts adversely the Additional Note when compared with the Original Note, in each case, without the consent of the New Lender. The Company shall not take any action that disproportionately favors the Additional Note over the Original Note or disproportionately impacts adversely the Original Note when compared with the Additional Note, in each case, without the consent of the Investor.

f. The Original Note is hereby amended such that the Maturity Date thereunder shall be the maturity date of the Additional Note.

g. The Investor represents and warrants to the New Lender that, other than the indebtedness represented by the Original Note, there is no secured indebtedness owed by the Company or any of its subsidiaries to any of the Investor, Terren Peizer, or their respective affiliates or associated persons. The Investor hereby subordinates any such indebtedness (if any) to the indebtedness represented by the Original Note and the Additional Note such that no amount shall be payable with respect to any such indebtedness until such time as all amounts owed under the Original Note and the Additional Note have been irrevocably paid in full.

3. Amendment. No provision of this Agreement shall be waived, amended or modified except pursuant a written instrument executed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first written above.

COMPANY:

CATASYS, INC.

By:______________________________

Susan Etzel, Chief Financial Officer

INVESTOR:

SOCIUS CAPITAL PARTNERS, LLC

By:______________________________

Terren Peizer, Managing Director

NEW LENDER:

DAVID E. SMITH

By:______________________________

David E. Smith

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first written above.

COMPANY:

CATASYS, INC.

By:____________________________
Susan Etzel, Chief Financial Officer

INVESTOR:

SOCIUS CAPITAL PARTNERS, LLC

By:____________________________
Terren Peizer, Managing Director

NEW LENDER:

DAVID E. SMITH

By:____________________________
David E. Smith